ETF Opportunities Trust 485BPOS

Exhibit 99(g)(9)

Amendment NO. 12
to

Global CUSTODIAL AND AGENCY services agreement

This AMENDMENT No. 12 (“Amendment”) is made as of July 10, 2023, by and between ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Custodian”, together with the Client, the “Parties”), to that certain Global Custodial and Agency Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client; and

WHEREAS, the Parties agree to amend Appendix A of the Agreement to add the following Funds listed in Amendment A to the portfolio of the Client and to rename the Formidable Small/Mid Cap ETF to the Formidable Dividend and Income ETF.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix A of the Agreement – List of Funds.

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both Parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:	/s/ David A. Bogaert

Name:	David A. Bogaert

Title:	President

Date:	July 10, 2023

CITIBANK, N.A.

By:	/s/ Marc Fryburg

Name:	Marc Fryburg

Title:	Vice President

Date:	12 July 2023

Amendment A

To the Global Custodial and Agency Services Agreement

List of Funds to add for ETF Opportunities Trust

Tuttle Capital 2X All Innovation ETF

Tuttle Capital 2X Inverse All Innovation ETF

T-Rex 2X Long Tesla Daily Target ETF

T-Rex 2X Inverse Tesla Daily Target ETF

T-Rex 2X Long NVIDIA Daily Target ETF

T-Rex 2X Inverse NVIDIA Daily Target ETF

LAFFER|TENGLER Equity Income ETF

Rex Shares AMD Income Max Strategy ETF

Rex Shares AMZN Income Max Strategy ETF

Rex Shares TSLA Income Max Strategy ETF

Rex Shares BIIB Income Max Strategy ETF

Rex Shares DIS Income Max Strategy ETF

Rex Shares EEM Income Max Strategy ETF

Rex Shares GDXJ Income Max Strategy ETF

Rex Shares GOOG Income Max Strategy ETF

Rex Shares META Income Max Strategy ETF

Rex Shares MSFT Income Max Strategy ETF

Rex Shares MSTR Income Max Strategy ETF

Rex Shares PYPL Income Max Strategy ETF

Rex Shares SLV Income Max Strategy ETF

Rex Shares SMH Income Max Strategy ETF

Rex Shares SNOW Income Max Strategy ETF

Rex Shares TLRY Income Max Strategy ETF

Rex Shares V Income Max Strategy ETF

Rex Shares UNG Income Max Strategy ETF

Rex Shares USO Income Max Strategy ETF

REX FANG Equity Premium Income ETF

Appendix A

To the Global Custodial and Agency Services Agreement

List of Funds for ETF Opportunities Trust

Fund Name	Authorized Participant Fee Per Create/Redeem (USD)
American Conservative Values ETF	1500
American Conservative Values Small-Cap ETF	250
Formidable ETF	250
Formidable Dividend and Income ETF	250
Formidable Fortress ETF	250
Applied Finance Valuation Large Cap ETF	750
Alpha Dog ETF	250
Kingsbarn Tactical Bond ETF	250
The WealthTrust DBS Long Term Growth ETF	250
Kingsbarn Dividend Opportunity ETF	250
Cultivar ETF	300
Tuttle Capital 2X DBMF ETF	250
Tuttle Capital 2X All Innovation ETF	250
Tuttle Capital 2X Inverse All Innovation ETF	250
T-Rex 2X Long Tesla Daily Target ETF	250
T-Rex 2X Inverse Tesla Daily Target ETF	250
T-Rex 2X Long NVIDIA Daily Target ETF	250
T-Rex 2X Inverse NVIDIA Daily Target ETF	250
LAFFER|TENGLER Equity Income ETF	250
Rex Shares AMD Income Max Strategy ETF	250
Rex Shares AMZN Income Max Strategy ETF	250
Rex Shares TSLA Income Max Strategy ETF	250
Rex Shares BIIB Income Max Strategy ETF	250
Rex Shares DIS Income Max Strategy ETF	250
Rex Shares EEM Income Max Strategy ETF	250
Rex Shares GDXJ Income Max Strategy ETF	250
Rex Shares GOOG Income Max Strategy ETF	250
Rex Shares META Income Max Strategy ETF	250
Rex Shares MSFT Income Max Strategy ETF	250
Rex Shares MSTR Income Max Strategy ETF	250
Rex Shares PYPL Income Max Strategy ETF	250
Rex Shares SLV Income Max Strategy ETF	250
Rex Shares SMH Income Max Strategy ETF	250
Rex Shares SNOW Income Max Strategy ETF	250
Rex Shares TLRY Income Max Strategy ETF	250
Rex Shares V Income Max Strategy ETF	250
Rex Shares UNG Income Max Strategy ETF	250
Rex Shares USO Income Max Strategy ETF	250
REX FANG Equity Premium Income ETF	250

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